Exhibit 99.1
Vestin Realty Mortgage I, Inc.
Reports Results
For The Year Ended December 31, 2008

Las Vegas – March 27, 2009 – Vestin Realty Mortgage I, Inc. (Nasdaq:VRTA), a real estate investment trust (“REIT”), announced results of operations for the year ended December 31, 2008.

The Company reported a net loss of approximately $21.5 million or ($3.14) per share for the year ended December 31, 2008 compared with net income of approximately $2.8 million, or $0.41 per share for the year ended December 31, 2007.

The Company noted that the losses for the year ended December 31, 2008 were in large part due to non-performing loans, and the Company’s recording of loan loss provisions of approximately $12.3 million.  In addition, the Company incurred write downs for real estate held for sale of approximately $7.8 million for the year ended December 31, 2008.  The loan loss provisions and write downs of real estate held for sale are non-cash items. Net cash flow from operating activities was approximately $1.7 million.

As of December 31, 2008, the Company had 27 loans outstanding with an aggregate principal amount approximating $46.1 million, of which 16 loans with an aggregate principal amount approximating $35.4 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  Non-performing loans increased from December 31, 2007, when the Company reported eight loans representing approximately $16.9 million as non-performing loans.  The Company has commenced foreclosure proceedings with respect to 15 of the non-performing loans.  In addition, the Company is conducting workout discussions with certain non-performing borrowers; however, no assurance can be made as to whether these discussions will be successful.  As of December 31, 2008, we owned seven properties that we acquired through foreclosure, compared with one property owned as of December 31, 2007.

As of December 31, 2008, shareholder equity was $5.67 per common share.  The Company had on its balance sheet as of December 31, 2008 approximately $3.5 million of cash, $29.7 million of investment in real estate loans, net of allowance of $16.4 million, $3.6 million in real estate held for sale and $546,000 in total liabilities.

Michael V. Shustek, Chairman and Chief Executive Officer, said, “Our disappointing results are largely attributable to the economic environment the country is experiencing.  The severe downturn in the real estate market and the increased difficulties faced by our borrowers in obtaining take-out financing as a result of the disruptions in the credit markets, has caused a number of our loans to become non-performing or delinquent and has caused a decline in the appraised value of the collateral securing the Company’s loan portfolio.  We are working aggressively to resolve our problem loans; however, this process will take time and our near term operating results are likely to suffer from the level of non-performing assets.”

The Company’s Annual Earnings conference call will be held April 3, 2009 at 9:30 a.m. PDT.  You can access this call by dialing 888-422-7128, code number 370808.

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of December 31, 2008, Vestin Realty Mortgage I, Inc. had assets of over $38.2 million.  Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans and other risks associated with the Company’s business.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

FINANCIAL STATEMENTS

VESTIN REALTY MORTGAGE I, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2008	December 31, 2007

Assets
Cash	$3,546,000	$6,556,000
Investment in marketable securities - related party	709,000	2,195,000
Interest and other receivables, net of allowance of $58,000 at December 31, 2008 and $0 at December 31, 2007	531,000	1,019,000
Notes receivable, net of allowance of $605,000 at December 31, 2008 and $684,000 at December 31, 2007	--	--
Real estate held for sale	3,586,000	3,505,000
Investment in real estate loans, net of allowance for loan losses of $16,391,000 at December 31, 2008 and $6,014,000 at December 31, 2007	29,729,000	47,716,000
Due from related parties	--	121,000
Other assets	67,000	99,000

Total assets	$38,168,000	$61,211,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$313,000	$581,000
Due to related parties	214,000	--
Notes payable	19,000	--
Dividend payable	--	412,000

Total liabilities	546,000	993,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost 243,613 shares at December 31, 2008 and 0 at December 31, 2007	(655,000)	--
Common stock, $0.0001 par value; 25,000,000 shares authorized; 6,631,453 shares issued and outstanding at December 31, 2008 and 6,873,416 shares issued and outstanding at December 31, 2007	1,000	1,000
Additional paid in capital	62,262,000	62,255,000
Accumulated deficit	(23,819,000)	(1,176,000)
Accumulated other comprehensive loss	(167,000)	(862,000)

Total stockholders' equity	37,622,000	60,218,000

Total liabilities and stockholders' equity	$38,168,000	$61,211,000

VESTIN REALTY MORTGAGE I, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended	For The Year Ended	For The Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2006

Revenues
Interest income from investment in real estate loans	$2,562,000	$4,377,000	$4,558,000
Recovery of allowance for doubtful notes receivable	43,000	281,000	15,000
Other income	407,000	199,000	42,000
Total revenues	3,012,000	4,857,000	4,615,000

Operating expenses
Management fees - related party	277,000	277,000	277,000
Provision for loan loss	12,327,000	1,336,000	3,000,000
Interest expense	3,000	15,000	85,000
Professional fees	996,000	986,000	638,000
Professional fees - related party	94,000	33,000	61,000
Provision for doubtful accounts related to receivable	68,000	86,000	171,000
Loan fees – related party	113,000	--	--
Other	477,000	477,000	364,000
Total operating expenses	14,355,000	3,210,000	4,596,000

Income (loss) from operations	(11,343,000)	1,647,000	19,000

Non-operating income (loss)
Dividend income - related party	110,000	294,000	151,000
Interest income from banking institutions	103,000	146,000	197,000
Loss on sale of investment in real estate loan	(75,000)	--	--
Impairment of marketable securities - related party	(2,181,000)	--	--
Total other non-operating income (loss)	(2,043,000)	440,000	348,000

Income (loss) from real estate held for sale
Revenue related to real estate held for sale	--	26,000	--
Net gain (loss) on sale of real estate held for sale	(97,000)	--	44,000
Gain on sale of real estate held for sale - seller financed	--	1,265,000	245,000
Expenses related to real estate held for sale	(226,000)	(384,000)	(69,000)
Write down on real estate held for sale	(7,820,000)	(184,000)	--
Total income (loss) from real estate held for sale	(8,143,000)	723,000	220,000

Income (loss) before provision for income taxes	(21,529,000)	2,810,000	587,000

Provision for income taxes	--	--	--

NET INCOME (LOSS)	$(21,529,000)	$2,810,000	$587,000

Basic and diluted earnings (loss) per weighted average common share / membership unit	$(3.14)	$0.41	$0.09

Dividends declared per common share / cash distribution to members per membership unit	$0.16	$0.58	$0.64

Weighted average common shares / membership units	6,851,729	6,871,671	6,882,809